UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2018

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004

(Address of principal executive offices, including Zip Code)

(678) 580-5661
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Compensatory Arrangement

On October 9, 2018, the Board of Directors (the “Board”) of Attis Industries Inc. (the “Company”) appointed Mr. Gregory Pilewicz as the Company’s President (“President”). The Compensation Committee of the Board also approved the compensation of Mr. Pilewicz.

J. Gregory Pilewicz, 55

Mr. Pilewicz, age 55, combines over 16 years of experience in Energy, Healthcare, Industrial Manufacturing, Technology and Financial Services senior management. During this time frame he held positions including President, CEO, Senior Vice President Human Resources, Vice President of Sales and a Member of the Board. From 2009 through October 2017, Mr. Pilewicz was the President of Esmark, Inc., a privately-held company, as well as Chief Executive Officer of Esmark Industrial Group. From 2006 to 2008, he was Senior Vice President for Esmark, Inc., a public company (NASDAQ: ESMK) involved in the manufacturing of steel as well as a steel service center. From December 2003 to December 2006, he was Vice President of Sales, for UnitedHealth Group, a public company (NYSE: UNH), and their financial services entity, Exante Financial Services, focusing on convergence of healthcare and financial services. From 1986 to 2003, he was Vice President of PNC Bank, NA with responsibilities that included being a Lending Officer, and Treasury Management Sales Manager. Mr. Pilewicz was also a member of the Board of Directors of Esmark, Inc., from 2009 to 2017. He has a Bachelor of Science Degree in Finance from the Pennsylvania State University.

The Board believes that Mr. Pilewicz’s extensive and directly applicable experience within the energy, healthcare, and technology industries, in particular, makes him ideally qualified to help lead the Company towards continued growth in these business sectors.

There is no arrangement or understanding between Mr. Pilewicz and any other persons pursuant to which Mr. Pilewicz was selected as an officer. There are no family relationships between Mr. Pilewicz and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Pilewicz had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with his appointment as President, Mr. Pilewicz will enter into an employment agreement (the “Pilewicz Employment Agreement”) with the Company, whereby Mr. Pilewicz will receive an annual base salary of Two Hundred Seventy-Five Thousand Dollars ($275,000) (the “Base Salary”). Mr. Pilewicz will be eligible for an annual bonus, payable in cash, in the amount up to fifty percent (50%) of his Base Salary. Mr. Pilewicz will also be issued 1.2 million options to purchase the Company’s common stock, which, pursuant to the Pilewicz Employment Agreement, will be accrued for issuance and subject to shareholder approval of the Company’s amended 2016 Equity and Incentive Plan (or a replacement equity and incentive plan), and vest over the course of three (3) years.

Mr. Pilewicz’s employment may be terminated by the Company with or without “Cause”. “Cause” shall mean (i) fraud, misappropriation, embezzlement or willful misconduct by Pilewicz; (ii) willful failure by Mr. Pilewicz to perform any of his duties after a written notification by the Company which identifies such failure and permits ten (10) business days to rectify such failure; (iii) Mr. Pilewicz being charged with a felony, or any crime or offense involving the Company; (iv) pleading guilty or nolo contendere or being convicted of any other criminal act, not including minor traffic offenses; (iv) failure to follow the lawful directions of the Company, if curable in the judgement of the Company, is not cured within ten (10) days after Mr. Pilewicz’s receipt of written notice of his failure to follow such lawful directions; (v) a breach of the Pilewicz Employment Agreement; or (vi) a determination by the Company that Mr. Pilewicz has violated a material written policy of the Company. If the Company terminates Mr. Pilewicz’s employment without “Cause” the Company will continue payment of Mr. Pilewicz’s Base Salary for an additional twelve (12) months from the date Mr. Pilewicz is terminated.

As a full-time employee of the Company, Mr. Pilewicz will be eligible to participate in the Company’s benefit programs.

Appointment of Chief Operating Officer and Compensatory Arrangement

On October 9, 2018, the Board of the Company appointed Mr. Mark Schifani as the Company’s Chief Operating Officer (“COO”). The Compensation Committee of the Board also approved the compensation of Mr. Schifani.

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Mark Schifani, 51

Mr. Schifani, combines over 25 years of experience in industry management, including over three years in industry senior management. Previously, he had been involved with four companies in the waste industry, holding positions including Region Controller, Assistant Corporate Controller and Area Controller.   From July 2014 through May 2016, Mr. Schifani was the Region Controller for Progressive Waste, Inc., a waste services company. From December 1998 to December 2008, he was Assistant Corporate Controller for Republic Services, Inc., a waste services company. From December 2008 to July 2014, he was Area Controller of the Gulf Coast Area for Republic Services, Inc., that focused on growing markets in Georgia, Alabama, Mississippi, Louisiana, Tennessee and Puerto Rico.    He has an undergraduate degree from the University of Memphis.

The Board believes that Mr. Schifani’s extensive and directly applicable experience in industry makes him ideally qualified to help lead the Company towards continued growth, particularly in integrating existing operations and strategic acquistions.

There is no arrangement or understanding between Mr. Schifani and any other persons pursuant to which Mr. Schifani was selected as an officer. There are no family relationships between Mr. Schifani and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Schifani had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with his appointment as COO, Mr. Schifani will enter into an employment agreement (the “Schifani Employment Agreement”) with the Company, whereby Mr. Schifani will receive an annual base salary of Two Hundred Seventy-Five Thousand Dollars ($275,000) (the “Base Salary”). Mr. Schifani will be eligible for an annual bonus, payable in cash, in the amount up to fifty percent (50%) of his Base Salary. Mr. Schifani will also be issued 1.2 million options to purchase the Company’s common stock, which, pursuant to the Schifani Employment Agreement, will be accrued for issuance and subject to shareholder approval of the Company’s 2016 Equity and Incentive Plan (or a replacement equity and incentive plan), and vest over the course of three (3) years.

Mr. Schifani’s employment may be terminated by the Company with or without “Cause”. “Cause” shall mean (i) fraud, misappropriation, embezzlement or willful misconduct by Mr. Schifani; (ii) willful failure by Mr. Schifani to perform any of his duties after a written notification by the Company which identifies such failure and permits ten (10) business days to rectify such failure; (iii) Mr. Schifani being charged with a felony, or any crime or offense involving the Company; (iv) pleading guilty or nolo contendere or being convicted of any other criminal act, not including minor traffic offenses; (iv) failure to follow the lawful directions of the Company, if curable in the judgement of the Company, is not cured within ten (10) days after Mr. Schifani ’s receipt of written notice of his failure to follow such lawful directions; (v) a breach of the Employment Agreement; or (vi) a determination by the Company that Mr. Schifani has violated a material written policy of the Company. If the Company terminates Mr. Schifani’s employment without “Cause” the Company will continue payment of Mr. Schifani’s Base Salary for an additional twelve (12) months from the date Mr. Schifani is terminated.

As a full-time employee of the Company, Mr. Schifani will be eligible to participate the Company’s benefit programs.

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Chris Diaz Amended Employment Agreement

As previously reported by the Company, the Company and its Chief Financial Officer, Mr. Chris Diaz, entered into an employment agreement effective as of April 3, 2017 (the “Diaz Employment Agreement”, and together with the “Pilewicz Employment Agreement” and the “Schifani Employment Agreement”, the “Employment Agreements”). On October 9, 2018, upon the suggestion and approval of the Compensation Committee, the Board approved increasing Mr. Diaz’s Salary (as defined in the Diaz Employment Agreement) from $265,000 to $275,000. Mr. Diaz will also now be eligible to receive an annual bonus, payable in cash, in the amount up to fifty percent (50%) of his Salary beginning in 2019. Mr. Diaz will also be issued 1.2 million options to purchase the Company’s common stock, which, pursuant to the Diaz Employment Agreement, will be accrued for issuance and subject to shareholder approval of the Company’s 2016 Equity and Incentive Plan (or a replacement equity and incentive plan), and vest over the course of three (3) years.

Mr. Diaz’s employment may be terminated by the Company with or without “Cause”. “Cause” shall mean (i) fraud, misappropriation, embezzlement or willful misconduct by Diaz; (ii) willful failure by Mr. Diaz to perform any of his duties after a written notification by the Company which identifies such failure and permits ten (10) business days to rectify such failure; (iii) Mr. Diaz being charged with a felony, or any crime or offense involving the Company; (iv) pleading guilty or nolo contendere or being convicted of any other criminal act, not including minor traffic offenses; (iv) failure to follow the lawful directions of the Company, if curable in the judgement of the Company, is not cured within ten (10) days after Mr. Diaz’s receipt of written notice of his failure to follow such lawful directions; (v) a breach of the Diaz Employment Agreement; or (vi) a determination by the Company that Mr. Diaz has violated a material written policy of the Company. If the Company terminates Mr. Diaz’s employment without “Cause” the Company will continue payment of Mr. Diaz’s Base Salary for an additional twelve (12) months from the date Mr. Diaz is terminated.

The Company believes that Mr. Pilewicz and/or Mr. Schifani may be deemed a “Named Executive Officer” for the fiscal year ended December 31, 2018.

The above descriptions of the Employment Agreements do not purport to be complete.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between the Company Chris Diaz (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2017)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: October 15, 2018	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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